UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 19, 2022
Date of Report (Date of earliest event reported)
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WORKIVA INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-36773 (Commission File Number)	47-2509828 (I.R.S. Employer Identification Number)
2900 University Blvd Ames, IA 50010 (888) 275-3125
(Address of principal executive offices and zip code)
(888) 275-3125
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $.001	WK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management
Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of President
On February 19, 2022, Martin J. Vanderploeg notified Workiva Inc. (the “Company”) of his intention to step down from his role as President of the Company, in order to more fully focus on his role as Chief Executive Officer of the Company, effective March 1, 2022. Mr. Vanderploeg will continue to serve in his capacity as Chief Executive Officer of the Company and as a member of the Board of Directors.
On February 19, 2022, the Company announced that Julie Iskow was appointed as President of the Company, effective March 1, 2022. Ms. Iskow has served as Chief Operating Officer of the Company since October 2019 and as a member of the Board of Directors since January 2021, and will continue to serve in these roles. There are no arrangements or understandings between Ms. Iskow and any other persons pursuant to which she was selected as the Company’s President. There are also no family relationships between Ms. Iskow and any director or executive officer of the Company.
The Company previously disclosed Ms. Iskow's biographical information required by Item 401(b) of Regulation S-K regarding identification of executive officers in its most recent proxy statement. Ms. Iskow does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with Ms. Iskow’s appointment, the Compensation Committee of the Board of Directors (the “Committee”) will grant Ms. Iskow $1,154,995 in restricted stock units (“RSUs”), as of March 1, 2022 (the “Grant Date”), pursuant to the Company’s 2014 Equity Incentive Plan. The RSUs will vest in three equal annual installments commencing on the first anniversary of the Grant Date.
Leave of Absence of Chief Customer Officer
On February 20, 2022, Mithun Banarjee informed the Company that he is stepping down from his role as Chief Customer Officer, in order to take a six month, unpaid temporary leave of absence for personal reasons, effective March 1, 2022. In connection with this leave of absence, Mr. Banarjee will continue to be employed by the Company but will cease to perform duties as an executive officer.
On February 21, 2022, in connection with Mr. Banarjee’s leave of absence and reduction of duties, the Company and Mr. Banarjee entered into an amendment to Mr. Banarjee’s Amended and Restated Employment Agreement (the "Agreement") which provides for his continued employment during his leave of absence and modifies the definition of a termination for good reason to exclude changes in employment responsibilities.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Agreement filed as Exhibit 99.1 to this report.
Reduction in duties of the Chief Technology Officer
On February 21, 2022, Jeffrey D. Trom, the Company’s Executive Vice President and Chief Technology Officer, informed the Company that he will continue to serve as Chief Technology Officer in a half time capacity, effective March 1, 2022, and in connection therewith will surrender certain of his administrative duties as an executive officer to focus on technology. Mr. Trom will receive a 50% reduction in base compensation as a result of this change.
Section 9 - Financial Statements and Exhibits
Item 9.01 - Financial Statements and Exhibits
(d): The following exhibits are being filed herewith:

Exhibit Number	Description

99.1	Amendment to Amended and Restated Employment Agreement between Workiva Inc. and Mithun Banarjee dated February 21, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 22nd day of February, 2022.

WORKIVA INC.

By:	/s/ Brandon Ziegler
Name:	Brandon Ziegler
Title:	Executive Vice President, Chief Legal Officer and Secretary